Accessor Capital Management
                                 Code of Ethics
                              3/30/2005 to Current

                                Table of Contents
     1 - Statement of General Policy

     2 - Definitions

     3 - Standards of Business Conduct

     4 - Internal Employee Conduct

     5 - Compliance with Laws, Rules and Regulations

     6 - Conflicts of Interest

     7 - Prohibition Against Insider Trading

     8 - Protecting the Confidentiality of Client Information

     9 - Confidentiality of Covered Persons Information, Reports and Additional
         Requests

     10 - Gifts and Entertainment

     11 - Political Contributions

     12 - Other (Outside) Employment

     13 - Service as a Director

     14 - Marketing and Promotional Activities, Accuracy of Disclosure and
          Communications

     15 - Personal Securities Transactions

     16 - Short Term Trading and Other Restrictions

     17 - Request for Permission to Engage in Personal Transaction

     18 - Compliance Procedures

     19 - Records

     20 - Reporting Violations and Sanctions

     21 - Certification

     22 - Annual Review by Chief Compliance Officer


Statement of General Policy
This Code of Ethics ("Code") is designed to ensure that the high ethical standards long maintained by Accessor Capital Management continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee. The Code has been adopted by Accessor Capital Management and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act"). This Code establishes rules of conduct for all employees of Accessor Capital Management and is designed to, among other things, govern personal


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securities trading activities in the accounts of employees. The Code is based upon the principle that Accessor Capital Management and its employees owe a fiduciary duty to Accessor Capital Management's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. Meeting the fiduciary responsibility to our clients involves more than acting with honesty and good faith alone. It means that Accessor Capital Management and its employees have an affirmative duty of utmost good faith to act solely in the best interest of our clients.
Accessor Capital Management's only direct clients are the Accessor Funds and their shareholders. Indirectly, Accessor Capital Management provides services to a number of financial intermediaries who may also be considered clients. Accessor Capital Management intends that all clients, whether direct or indirect, be treated in accordance with this Code of Ethics.
Each Accessor Capital Management employee is responsible for maintaining the very highest ethical standards when conducting business. All employees, in relationships with clients, shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom it is owed. Accessor Capital Management values and insists upon integrity in all of its dealings--both inside and outside of the organization. It is a matter of policy that Accessor Capital Management be fair and impartial in its relations with employees; recognize the dignity of the individual; and provide a work place environment that is safe, without prejudice and free of any discriminating behavior. All employees of Accessor Capital Management will treat clients, visitors and other employees with the utmost care and courtesy. All employees will adhere to Accessor Capital Management's equal employment and sexual harassment policies.

Accessor Capital Management's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Accessor Capital Management insists on strict compliance with the spirit and the letter of the various federal, state and local laws and regulations to which it is subject. More specifically, this means:

o Each employee is expected to demonstrate the highest standards of ethical conduct;
o Each employee has a duty at all times to place the interests of our clients first;
o Any personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or other abuse of the employee's position of trust and responsibility;
o No employee should take inappropriate advantage of his/her position or engage in any fraudulent or manipulative practice;
o Each employee strictly maintain as confidential any non-public information concerning the Accessor Funds and its shareholders;
o Each employee must maintain absolute independence during any investment decision-making process.

Because employees at Accessor Capital Management have broad responsibilities and because information barriers are few, all employees (including officers) of Accessor Capital Management are subject to all portions of this Code. Adherence to the Code is a basic condition of employment. Because employees at Accessor Capital Management have broad responsibilities and because information barriers are few, all employees (including officers) of Accessor Capital Management are subject to all portions of this Code. Adherence to the Code is a basic condition of employment. Employees are urged to seek the advice of the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary


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action, including termination of employment with Accessor Capital Management.
The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Accessor Capital Management in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.
The Chief Compliance Officer will periodically report to senior management of Accessor Capital Management to document compliance with this Code. Nothing contained in this Code shall be interpreted as relieving any person covered by this Code from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Accessor Capital Management.
Definitions
For the purposes of this Code, the following definitions shall apply:

o "Access Person" means any Accessor Capital officer, director or employee who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Accessor Fund; or is involved in making securities recommendations to clients or has access to recommendations that are nonpublic. Access Persons specifically include portfolio management personnel and client service representatives who communicate investment advice to clients. Administrative, technical and clerifical personnel may also be Access Persons if their functions or duties give them access to nonpublic information. Because employees at Accessor Capital have broad responsibilities and because information barriers are few, all employees (including officers) of Accessor Capital are considered to be Access Persons.
o "Account" means accounts of any employee and includes accounts of the employee's immediate family members (any relative by blood, adoption or marriage living in the employee's household), domestic partners, and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.
o "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if:
     (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.
o    "Client"  means  Accessor  Funds  and its  shareholders,  both  retail  and
     institutional.   o  "Contractors  and  Consultants"  mean  any  independent


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     contractor,  any  employee  of any  independent  contractor  or any  person working on a temporary basis for a period of more than two weeks for Accessor Capital, who in connection with his or her regular functions or duties, acts as an agent of Accessor Capital, or makes, participates in or obtains information regarding the purchase or sale of securities of Accessor Funds or who has access to shareholder information or who has access to non-public information regarding clients of Accessor Capital.
o "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result
     of  an  official   position  with  such   company.   Any  person  who  owns
     beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company.
o "Covered Person" means Access Persons, Contractors and Consultants and Supervised Persons.
o "Pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild,
     grandchild,    parent,    stepparent,    grandparent,    spouse,   sibling,
     mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the Fund securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in Fund securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's Fund.
o "Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Accessor Capital Management or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Accessor Capital Management or a control affiliate acts as the investment adviser or principal underwriter for the fund and (vi) such other instruments as may be designated by management of Accessor Capital
o "Supervised person" means directors, officers and partners of Accessor Capital Management (or other persons occupying a similar status or performing similar functions); employees of Accessor Capital Management; contractors and consultants, and any other person who provides advice on behalf of Accessor Capital Management and is subject to Accessor Capital Management's supervision and control.
o    "Non-Volitional  purchases or sales" are  purchases or sales made on behalf


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     of a  Covered  Person  by  a  broker-dealer,  trustee,  or  other  personal representative  through an account  over  which the  Covered  Person has no
     authority  to  direct  the   broker-dealer,   trustee  or  other   personal
     representative.   The  arrangement  must  be  pursuant  to  a  valid  legal
     instrument that has been provided to the Chief Compliance Officer. On an annual basis, the broker-dealer, trustee or other personal representative will be required to certify to the Chief Compliance Officer that the Covered Person has not given any instructions for the purchase or sale of any securities in the account.

Standards of Business Conduct

Accessor Capital Management places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our firm and it's employees by our clients is something we value and endeavor to protect. Accessor Capital is a fiduciary to Accessor Funds and its shareholders and thus owes them an absolute duty of loyalty, fairness, and good faith. Accessor Capital (and its employees) must refrain from taking any action or seeking any benefit for itself (and themselves) that would appear to prejudice the rights of any Fund or shareholder or conflict with any Fund's or shareholder's best interests. In instances in which there are or may be an actual or potential conflict of interest between Accessor Capital and Accessor Funds or its shareholders, full disclosure must be made to the board of directors of Accessor Funds and their consent obtained. Any employee, when making investment recommendations or taking investment actions, shall disclose to firm management and Accessor Funds any material conflicts of interest relating to them and any material beneficial ownership of the securities or other investments involved that could reasonably be expected to impair their ability to render unbiased and objective advice.
As a fiduciary Accessor Capital has a duty to perform its services carefully. Negligence in the performance of its business activities, whether investment advisory or operational activities, may result in liability to Accessor Funds and its shareholders. Accessor Capital and Covered Persons will perform their responsibilities with care and skill that is appropriate under the circumstances. This responsibility requires, among other things, that any securities recommendations will be made on the basis of an adequate investigation and that any recommended investment is suitable to the particular Fund in light of the nature and objectives of that Fund that are known to Accessor Capital. Covered Persons shall not commit any act that reflects adversely on their honesty, trustworthiness or fitness as an investment professional or engage in conduct involving dishonesty, fraud, deceit or misrepresentation.

All Covered Persons must adhere to these general principles as well as comply with the Code's specific provisions. Internal Employee Conduct All Accessor Capital employees will treat clients, visitors and other employees with the utmost care and courtesy. All employees will adhere to the company's equal employment and sexual harassment policies. The following is a partial list of those types of activities which are incompatible, inconsistent or in conflict with employment at Accessor Capital and may result in disciplinary action. The form of discipline will depend on the seriousness of the offense.

Prohibited Conduct:

o Willful falsification of application for employment or other personnel records;
o    Violation of Code of Ethics;
o    Violation of Policy Against Insider Trading;
o    Failure to account properly for and/or embezzlement of company funds;
o    Substandard work performance;
o    Substandard customer service;
o Misconduct of a supervisor for unjustifiable reason such as prejudice or anger;


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o    Acting  in  a  manner  that  can  be  considered   hostile,   offensive  or
     antagonistic toward a co-worker, customer or vendor;
o Using abusive, threatening and offensive language at any time or causing, creating or participating in a disruption of any kind on company property;
o Negligent waste or willful destruction of company material, property or equipment;
o    Insubordinate  behavior;
o    Failure to cooperate with other employees or supervisors;
o    Carelessness, indifference, laziness and/or inattention to duty;
o Negligence in performing duties and responsibilities, including failure to follow instructions, policies and/or regulations;
o    Failure to report to work at specified times and in the prescribed  manner;
o    Carrying on personal business during working hours;
o Excessive absenteeism, including unacceptable patterns of unscheduled absences (a pattern is defined as a frequent, predictable and observable employee action that repeats itself over time);
o Undermining the authority of a supervisor through verbal or nonverbal behavior;
o Inability to perform one's duties and responsibilities because of the influence of liquor, narcotics or other controlled substances.

Compliance with Laws, Rules and Regulations

This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the National Association of Securities Dealers ("NASD") and applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").
As a registered investment adviser, Accessor Capital and its employees are subject to regulation by the Securities and Exchange Commission, and compliance with federal, state and local laws, including privacy regulations and anti-money laundering regulations. Various federal and state securities laws address and prohibit the misuse of material, non-public information, including the anti-fraud provisions of the Securities Exchange Act of 1934 ("Exchange Act") and in particular, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA").

Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser's business, to prevent the misuse of material, non-public information in violation of the Advisers Act or the Exchange Act by the investment adviser or any person associated with the investment adviser. Such policies and procedures are contained in this Code.
Section 206 of the Advisers Act makes it unlawful for Accessor Capital Management or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.
In addition, Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") requires an investment adviser to a registered investment company (i.e., a mutual fund) to establish a Code of Ethics to prevent Access Persons from engaging in fraud and requires monitoring of trading activity of certain personnel to ensure that personal trading does not create a conflict of interest. Because Accessor Capital serves as the manager of Accessor Funds, employees of Accessor Capital are subject to the Accessor Funds Code of Ethics as well.

The Code also contains policies and procedures with respect to personal securities transactions of all Accessor Capital Management's supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest or in accounts over which


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the supervised person exercises control as well as transactions by members of the supervised person's immediate family.

Accessor Capital expects Covered Persons to comply with all laws, rules and regulations applicable to Accessor Capital's operations and business. Covered Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action. Please consult the various guidelines and policies that Accessor Capital has prepared in accordance with specific laws and regulations. A good guideline, if in doubt on a course of action, is "Always ask first, act later -- if you are unsure of what to do in any situation, seek guidance before you act." No Covered Person is permitted, directly or indirectly:

o    To defraud anyone in any manner;
o To mislead anyone, including by making a statement that omits material facts;
o To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon anyone;
o To engage in any manipulative practice with respect to anyone; or o To engage in any manipulative practice with respect to securities, including price manipulation.

No Covered Person shall recommend any securities transaction without having disclosed his or her interest, if any, in such securities or the issuer of the securities, including without limitation:

o His or her direct or indirect beneficial ownership of any securities of such issuer;
o    Any  contemplated  transaction  by such  person in such  securities;
o    Any  position  with such  issuer or its  affiliates;  and
o Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Conflicts of Interest

As a fiduciary, Accessor Capital has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Accessor Funds and its shareholders. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Fund. Accessor Capital believes that Covered Persons must try to avoid situations that have even the appearance of conflict or impropriety.

o Accessor Capital (and its employees) must refrain from taking any action or seeking any benefit for itself (and themselves) that would appear to prejudice the rights of any Accessor Fund or shareholder or conflict with any Accessor Fund's or shareholder's best interests.
o Covered Persons are prohibited from inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty. Conflicts of interest may arise where Accessor Capital or its Covered
     Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons).
o Covered persons who are engaged in providing investment advice are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the chief investment officer or, with respect to the chief investment officer's interests, the chief executive officer. If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any


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     decision-making process regarding the securities of that issuer.
o Accessor Capital and its employees must act in the best interests of Accessor Capital's clients regarding execution and other costs paid by clients for brokerage services. Covered Persons engaged in transactions for a client are subject to the Accessor Capital Best Execution, Soft Dollars and Directed Brokerage Policies and Procedures. See Policies and Procedures Manual.
o Covered persons must disclose to the Chief Compliance Officer (or in the case of the Chief Compliance Officer to the Chief Executive Officer) any personal investments or other interests in vendors or suppliers with respect to which the person negotiates or makes decisions on behalf of Accessor Capital. Covered Persons with such interests are prohibited from negotiating or making decisions regarding Accessor Capital's business with those companies. The Chief Compliance Officer will provide a list to the management committee.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Accessor Capital Management to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and Accessor Capital Management may be sued by investors seeking to recover damages for insider trading violations.
The rules contained in this Code apply to securities trading and information handling by supervised persons of Accessor Capital Management and their immediate family members. The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

Covered Persons are subject to and required to follow the Accessor Capital Insider Trading Policy and Procedures, which is attached to this Code. Covered Persons receive a copy of the Accessor Capital Insider Trading Policy and Procedures annually, certify that they have received it and agree to abide by its provisions. The policy includes the following provisions:
No supervised person may trade, either personally or on behalf of others (such as the Accessor Funds managed by Accessor Capital Management), or recommend securities affected by such information while in the possession of material, nonpublic information, nor may any personnel of Accessor Capital Management communicate material, nonpublic information to others in violation of the law for personal benefit, the benefit of Accessor Capital or any affiliate or the benefit of third parties. Covered Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

1. What is Material Information?
     Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information


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     is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.
     Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

     You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to Accessor Capital Management's securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?
     Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information
     Before executing any trade for yourself or others, including investment funds managed by Accessor Capital Management ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

o Report the information and proposed trade immediately to the Chief Compliance Officer.
o Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
o Do not communicate the information inside or outside the firm, other than to the Chief Compliance Officer.
o After the Chief Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the Chief Compliance Officer before taking any action. This degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies

     Contacts with public companies may represent an important part of our research efforts or the research efforts of subadvisers of Accessor Funds. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Accessor Capital Management or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Accessor Capital

     Management must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers
     Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Accessor Capital Management and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch Lists
     Although Accessor Capital Management does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate actions to establish restricted or watch lists in certain securities.
     The Chief Compliance Officer may place certain securities on a "restricted list." Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The Chief Compliance Officer shall take steps to immediately inform all supervised persons of the securities listed on the restricted list.
     The Chief Compliance Officer may place certain securities on a "watch list." Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only to the Chief Compliance Officer and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course its investment advisory activities, recordkeeping and transfer agent services, Accessor Capital gains access to non-public information about Accessor Funds and its shareholders. Such information may include actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, client interests, shareholder interests, and the identify of shareholders, personal financial and account information, the allocation of assets in a shareholder portfolio, the composition of investments in any shareholder portfolio, information relating to services performed for or transactions entered into on behalf of shareholders, advice provided by Accessor Capital Management or any of the subadvisers to Accessor Funds, and data or analyses derived from such non-public personal information (collectively referred to as "Confidential Client Information"). Information concerning the holdings of the Accessor Funds, material changes to holdings, including mixes in the Allocation Funds, is specifically considered Confidential Client Information and may not be released selectively to some shareholders or other third parties. Such information is considered nonpublic until such time as it is filed with the Securities and Exchanged Commission or provided to all shareholders at the same time. All Confidential Client Information, whether relating to Accessor Capital Management's current or former shareholders, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information
All information regarding Accessor Funds and its shareholders is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the shareholder direction. Accessor Capital Management does not share Confidential Client Information with any third parties, except in the following circumstances:

o As necessary to provide service that the shareholder requested or authorized, or to maintain and service the shareholder's account. Accessor Capital Management will require that any financial intermediary, agent or other service provider utilized by Accessor Capital Management (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Accessor Capital Management only for the performance of the specific service requested by Accessor Capital Management;
o As required by regulatory authorities or law enforcement officials who have jurisdiction over Accessor Capital Management, or as otherwise required by any applicable law. In the event Accessor Capital Management is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Accessor Capital Management shall disclose only such information, and only in such detail, as is legally required;
o To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability. Employee Responsibilities All supervised persons are prohibited, either during or after the termination of their employment with Accessor Capital Management, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the Accessor Capital Management's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Accessor Capital Management, must return all such documents to Accessor Capital Management. Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

Accessor Capital Management enforces the following policies and procedures to protect the security of Confidential Client Information:

o The firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide Accessor Capital Management's services to clients;
o Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;
o All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;
o Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, Accessor Capital Management and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the "nonpublic personal information" of natural person clients. Accessor Capital's only direct clients are the Accessor Funds. Therefore, Covered Persons are subject to and required to follow the Accessor Funds Privacy Policy. "Nonpublic information," under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P Accessor Capital Management has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing Accessor Capital Management's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exceptions to this policy requires the written approval of the Chief Compliance Officer.

Confidentiality of Covered Persons Information, Reports and Additional Requests As well as strictly adhering to the privacy rights of Accessor Funds and its shareholders, Accessor Capital believes that the confidentiality of any nonpublic information relating to employees must be protected.

All information obtained from any Covered Person hereunder, including any personal nonpublic information such as social security numbers, unlisted telephone numbers, medical information etc., shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation. No Accessor Capital employee may disseminate nonpublic information about another Accessor Capital employee without specific permission from the employee.
The Chief Compliance Officer may request other reports and certifications from Covered Persons as may be deemed necessary to comply with applicable regulations and industry best practices. Gifts and Entertainment Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to Accessor Capital and its clients. Accessor Capital Management has adopted the policies set forth below to guide supervised persons in this area.

General Policy

Covered persons are subject to and required to follow the Accessor Capital Expense Reimbusement Policies and Procedures, as amended from time to time. The policy includes the following provisions:

o Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest. Because of the fiduciary and business reltionships Accessor Capital has with its clients and other entities, no Covered Person shall solicit gifts or gratuities from any person or entity that does business with or on behalf of Accessor Capital, Accessor Funds or any affiliated person or entity.

o Supervised persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving Accessor Capital Management, or that others might reasonably believe would influence those decisions.
o Covered Persons may not offer or accept cash or its equivalent as a gift. Modest gifts and favors, or those that are customary in the industry such as promotional gifts that bear the logo of a company's name or that are routinely made available to the general public, which would not be regarded by others as improper, may be accepted or given on an occasional basis.
o Gifts of an extraordinary or extravagant nature to a Covered Person shall be declined or returned in order to not compromise the reputation of the employee or the firm.
o Meals or reasonable entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible.
o Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Accessor Capital Management, including gifts and gratuities with value in excess of $100 per year, must obtain consent from their manager and the Chief Compliance Officer before accepting such gift.
o No Covered Person may gift gifts in excess of $100 to any person at another firm or securities or financial institution without the prior approval of the recipient's firm.
o Covered Persons should avoid any excessive or disreputable entertainment that would reflect unfavorably on Accessor Capital.
o    No Covered Person may give or receive any form of a loan to or by a client.
o Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

o All gifts and gratuities accepted by a Covered Person must be reported quarterly to the Chief Compliance Officer.
o This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Accessor Capital Management.
o Covered Persons must fully, fairly and accurately account in their expense reimbursement requests for any expense associated with a gift or entertainment.
o This gift reporting requirement is for the purpose of helping Accessor Capital Management monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the Chief Compliance Officer.

Political Contributions

No Covered Person may use Accessor Capital's name or funds to support political candidates or issues, or elected or appointed government officials; make payments or receive bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction; make payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction. These provisions do not preclude a Covered Person's ability to make personal contributions, provided such contributions are not bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction; make payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction. Covered Persons making contributions or payments of any kind may do so in their capacity as individuals, but may not use or in any way associate Accessor Capital's name with such contributions or payments.
Any questions about payments or contributions to or from a Covered Person are to be reviewed by the Covered Person's supervisor and the Chief Compliance Officer. Other (Outside) Employment All employees are required to comply with Accessor Capital's Other (Outside) Employment policy. The policy includes the following provisions:

o Employees are to avoid any business activity, outside employment or professional service that competes with Accessor Capital or conflicts with the interests of Accessor Capital or its customers.
o An employee is required to obtain the approval of his/her manager and the management committee before becoming a director, officer, employee, partner or sole proprietor of a "for profit" corporation. The request for approval should disclose the name of the organization, the nature of the business, whether any conflicts of interest could reasonably result from the association, whether fees, income or other compensation will be earned and whether there are any relationships between the organization and Accessor Capital or any affiliate. The request for approval along with the preliminary approval of the manager is subject to the final review and approval of the management committee.
o Employees do not accept any personal fiduciary appointments such as administrator, executor or trustee other than those arising from family or other close personal relationships.
o Employees do not use Accessor Capital resources, including computers, software, proprietary information, letterhead, postage, office supplies, copy machines, faxes and other property in connection with any employment or other activity outside of Accessor Capital.
o Employees disclose to the management committee any situation that could present a conflict of interest or the appearance of a conflict with Accessor Capital and discuss how to control the risk.

When completing their annual certification acknowledging receipt and understanding of the Code of Ethics, Accessor Capital employees will be asked to disclose all outside affiliations. Service as a Director No supervised person shall serve on the board of directors of any publicly traded company or companies likely to become public without prior authorization by the Accessor Capital management committee based upon a determination that such board service would be consistent with the interest of Accessor Capital Management's clients. Where board service is approved Accessor Capital Management shall implement a "Chinese Wall" or other appropriate procedure to isolate such person from making decisions relating to the company's securities.

Marketing and Promotional Activities, Accuracy of Disclosure and Communications Covered Persons are subject to and must comply with the Accessor Capital Policy and Procedures concerning Advertising, Accuracy of Disclosure and Communications, which include the following provisions:

Accessor Capital's disclosure and communications materials are subject to guidelines and restrictions under the Advisers Act, Investment Company Act, NASD, and other applicable federal and state laws and regulations. The specific restrictions and requirements vary according to the type of regulation, the nature of the disclosure or communication material, the nature of the statements made in such materials, and the type of audience for the materials. Specific reporting requirements, recordkeeping requirements and procedures are covered by the Accessor Capital advertising policies and procedures. Accessor Capital employees will comply with all applicable laws, rules and regulations regarding its marketing, sales communications materials, and disclosure materials applicable to conducting business appropriately in each jurisdiction and ensure that all such materials are accurate and factual, and do not make or contain any untrue statement or omit any material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. All written (including e-mail) and oral statements by Covered Persons, including those made to shareholders, prospective shareholders, their representatives or the media, must be professional, accurate, balanced and not misleading in any way.

Personal Securities Transactions

General Policy

Accessor Capital Management has adopted the following principles governing personal investment activities by Accessor Capital Management's supervised persons: o The interests of Accessor Funds and its shareholders will at all times be placed first;

o All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and
o    Supervised  persons  must  not  take   inappropriate   advantage  of  their
     positions.

Applicability

The section of the Code concerning personal securities transactions applies to:

o Accessor Capital employees, including full-time, part-time, benefited and non-benefited, exempt and non-exempt employees or any natural person in a control relationship to Accessor Capital.
o Family and Related Persons, including the spouse, domestic partner, minor children, adult children living at home, and any relative, person or entity for whom the Accessor Capital employee directs investments. Joint accounts will also need to be included if an Accessor Capital Covered Person is one of the joint account holders.
o Contractors and Consultants, including any independent contractor, any employee of any independent contrator or any person working on a temporary basis for a period of more than two weeks for Accessor Capital, who in connection with his or her regular functions or duties, acts as an agent of Accessor Capital or makes, participates in or obtains information regarding the purchase or sale of securities of Accessor Funds or who has access to shareholder information or who has access to non-public information regarding clients of Accessor Capital.

Trading by Covered Persons

No Covered Person shall purchase, directly or indirectly,
o any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership;
o any direct or indirect beneficial ownership of any securities in an initial public offering or a private placement transaction eligible for purchase or sale by Accessor Funds or a Fund.

Securities held at the time of initial employment (other than Accessor Funds) may be sold subject to pre-approval by the Chief Compliance Officer. New employees of Accessor Capital shall have 90 days from the date of their hire to put their accounts in order, prior to being subject to the comprehensive restrictions on the purchase and sale of securities as described in this Code. During the 90-day period, the new employee may engage in the purchase or sale of a security provided that the employee has obtained pre-approval from the Chief Compliance Officer for such purchase or sale, except for transactions listed below which may not require preapproval. (For information on obtaining pre-approval, REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION Form. Except that such prohibitions shall not apply to:

o Purchases or sales of shares of Accessor Funds, except that such purchases or sales must be reported quarterly and investments in Accessor Funds are subject to a ninety (90) calendar day holding period. Investments in money market funds or short-term income funds advised by Accessor Capital are exempt from this requirement;

o Transactions made in an account where the Covered Person pursuant to a valid legal instrument has given full investment discretion to an unaffiliated/unrelated third party; purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;
o Non-Volitional transactions (these transactions must be reported and preclearance is required for the sale and/or other disposition of such securities), including: investments in automatic dividend reinvestment plans; securities acquired as a gift or inheritance over which the Covered Person has no control of the timing; gifts of securities from a Covered Person to a donee or transferee (other than a non-profit organization) provided that the donee or transferee represents that he or she has no present intention of selling the donated security; and purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired, such as splits, tender offers, mergers, stock dividends, etc.
o Purchases of securities that are part of an employee compensation package including stock options, employee stock ownership programs ("ESOPs") and similar services (employees must report holdings of or transactions in ESOPs or pension or retirement plans if they have a direct or indirect beneficial interest in any Covered Securities held by the plan; pre-approval must be obtained prior to exercising any such options); and
o Purchases or sales effected in a TreasuryDirect account for Series EE bonds (Patriot bonds), I bonds, Treasury bills, Treasury notes, Treasury bonds, TIPS or Series HH bonds.

Pre-Clearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, as defined herein without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts. Contractors and Consultants If a Contractor or Consultant has adopted and maintains a Code of Ethics or is required to report to another entity that has adopted and maintains a Code of Ethics that meets the requirements of Rule 204A-1 of the Investment Advisers Act, including reporting on personal transactions in securities, the Contractor or Consultant shall deliver a copy of its respective Code of Ethics to the Chief Compliance Officer upon commencement of services to the Accessor Capital and within six months of any material changes during the term of the engagement. Employees of such Contractor or Consultant shall be subject to the Contrator or Consultant's Code of Ethics. The Contractor or Consultant will provide a contact that will provide the Chief Compliance Officer with quarterly certifications that there was no violation of their Code of Ethics.

Each Contractor or Consultant that does not maintain their own Code of Ethics is subject to the provisions of the Accessor Capital Code. The Chief Compliance Officer will ensure that each Accessor Capital contractor/consultant/temporary employee contract will include the requirement for either a Code of Ethics or agreement that the Contractor or Consultant is subject to the Accessor Capital Code of Ethics as an addendum, and each contractor/consultant/temporary employee will be required to sign an acknowledgement that he/she has read the Code and will abide by it as it relates to Independent Covered Persons. Short Term Trading and Other Restrictions The following restrictions apply to all securities transactions by Covered Persons: Short-Term Trading. Covered Persons are prohibited from the purchase and sale or sale and purchase of the same securities within sixty (60) calendar days. Mutual funds advised by Accessor Capital are subject to a ninety (90) day holding period.

Excess Trading. A high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by Compliance to the extent appropriate for the category of person and a pattern of excessive trading may lead to the taking of appropriate action under the Code.
Front Running. Covered Persons may not engage in "front running" that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Accessor Capital's or a sub-adviser's trading positions or plans. Material Nonpublic Information. Covered Persons possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Shorting of Securities. Covered Persons may not engage in the practice of shorting securities. Request for Permission to Engage in Personal Transaction Upon written request from a Covered Person, the Chief Compliance Officer shall have the sole discretion to pre-approve a sale of a security. The Chief Compliance Officer shall make such determination in accordance with the following:

o Prior approval shall be granted only if the sale is consistent with the purposes of this Code and Rule 204A-1 of the Advisors Act. To illustrate, a sale shall be considered consistent with the Code if it is only remotely potentially harmful to a Fund because such sale would be unlikely to affect a highly institutional market, or because such sale is clearly not related economically to the securities held, purchased or sold by a Fund.
o    Prior approval shall take into account, among other factors:
     o whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security (i.e. under 500 shares of an issuer with a market cap >$1Billion);
     o whether the Covered Person making the proposed sale is likely to benefit from purchases or sales being made or being considered by a Fund; and
     o whether the security proposed to be sold is one that would qualify for purchase or sale by a Fund.

o Covered Persons must submit in writing all requests for pre-approval using either the form below or any similar form containing the same information about the transaction(including an email request).
o Approval will be granted or denied and evidenced by the signature of the Chief Compliance Officer. The Chief Compliance Officer shall retain a copy of all pre-approval forms, with all required signatures.
o If approval is given to the Covered Person to engage in a sale, the Covered Person is under an obligation to disclose that position if such Covered Person plays a material role in a Fund's subsequent investment decision regarding the same issuer.
o Approval granted to the Covered Person is only effective for the business week in which approval was granted. If the trade is not made in that week, approval must be obtained again.

Compliance Procedures

Responsibilities of Chief Compliance Officer

The Chief Compliance Officer is designated to oversee the provisions of the Code. The Chief Compliance Officer may designate an alternate to administer the Code. The Chief Executive Officer shall review any trades or certificates of the Chief Compliance Officer.
The Chief Compliance Officer will:

o Include on Schedule F of Form ADV, Part II a description of the Code and state that Accessor Capital will provide a copy of the Code to any client or prospective client upon request;

o Furnish a copy of this Code to each Accessor Capital Covered Person and each Independent Covered Person;

o Notify each Accessor Capital Covered Person and Independent Covered Person of his or her obligation to file reports as provided by this Code;

o Provide to Accessor Capital Management, no less than annually, a report that describes any issues arising under the Code since the last report to the management, including, but not limited to, information about violations of the Codes, and any sanctions imposed in response to the violations;

o Provide to the Board of Directors of Accessor Funds, no less than annually, a report that describes any issues arising under the Code since the last report to the management, including, but not limited to, information about violations of the Codes, and any sanctions imposed in response to the violations;

o Supervise the implementation of this Code and the enforcement of the terms hereof;

o Determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

o Issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of the applicable rules and this Code;

o Conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to Accessor Capital management and/or the Board of Directors or any committee appointed by them to deal with such information; and

Responsibility of Supervisors

Employees with supervisory responsibility shall exercise reasonable supervision over subordinates to prevent violation by such persons of all laws, rules and regulations applicable to the Accessor Capital's operations and business. In doing so, the employee is entitled to rely upon reasonable procedures established by his/her employer.

Securities Transactions Reporting Requirements

Every supervised person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer which must contain the information described below.

1. Initial Holdings Report Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

o The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;


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o    The name of any broker,  dealer or bank,  account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and
o    The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five
(45) days before the person became a supervised person. Information previously submitted by Accessor Capital employees pursuant to the Accessor Funds' Code of Ethics will be considered to meet this requirement.

2. Annual Holdings Report
Every supervised person shall file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3. Quarterly Transaction Reports
Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information: With respect to any transaction during the quarter in a covered security in which the supervised persons had any direct or indirect beneficial ownership:
o The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;
o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
o    The price of the covered security at which the transaction was effected;
o The name of the broker, dealer or bank with or through whom the transaction was effected; and o The date the report is submitted by the supervised person. For purposes of this report, securities acquired or sold/disposed of by means of gift or inheritance in transactions exempted in this Code must be included. Any new account established by a Covered Person in which securities were held during the quarter must be reported, including the name of the broker, dealer or bank where the account was established as well as the date that the account was established.

Contractors and Consultants subject to their own Code of Ethics will provide a certification concerning any violations to that code that occurred during the quarter. Contractors and Consultants subject to the Accessor Capital Code of Ethics will provide the information listed above. Quarterly Reports submitted pursuant to the Accessor Funds Code of Ethics will be considered to meet this reporting requirement.

4. Exempt Transactions

A supervised person need not submit a report with respect to:
o Transactions effected for covered securities held in any account over which the person has no direct or indirect influence or control; o Transactions effected pursuant to an automatic investment plan;
o A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Accessor Capital Management holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;
o Any transaction or holding report if Accessor Capital Management has only one supervised person, so long as the firm maintains records of the information otherwise required to be reported.

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The Chief Compliance Officer will require a certification from the broker of record or other control person in any account over which the covered person claims transactions were effected for covered securities held in any account over which the covered person has no direct or indirect influence or control.

5. Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer or a designee will monitor and review all reports required under the Code for compliance with Accessor Capital Management's policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed Accessor Capital Management. Any transactions for any accounts of the Chief Compliance Officer will be reviewed and approved by the Executive Director. The Chief Compliance Officer shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

6. Duplicate Statements and Confirmations.

Upon Accessor Capital employment and for any accounts opened during employment, an employee must instruct his/her broker-dealer, trust account manager or other entity through which he/she has a securities trading account to send directly to Compliance both trade confirmations summarizing each transaction and periodic statements. This applies to all accounts in which an employee has direct or indirect Beneficial Ownership.

Records

The Chief Compliance Officer shall maintain or cause to be maintained in a readily accessible place the following records:

o A copy of any code of ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
o A record of any violation of Accessor Capital Management's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
o A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Accessor Capital Management;
o A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
o A list of all persons who are, or within the preceding five years have been, access persons, with an appropriate description of their title or employment;
o A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted;
o A copy of each report required to be made by the Chief Compliance Officer during the past five years.

Reporting Violations and Sanctions

Compliance with the Code is expected by all Covered Persons and violations of its provisions are taken seriously. Covered Persons must recognize that the Code is a condition of employment with the firm. Each Covered Person is required to report all apparent violations of the Code to the Chief Compliance Officer immediately. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.

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The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code for further action. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, the Chief Compliance Officer, in her discretion, may submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.
Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, suspension or termination of the employee's employment with the firm, civil referral to the SEC or other civil regulatory authorities determined by Accessor Capital or criminal referral determined by Accessor Capital. Examples of possible sanctions include, but are not limited to:

o A warning letter, with a copy to the employee's manager, for a first time pre-clearance or reporting violation;
o Monetary fines and disgorgement of profits when an employee profits on the purchase of a security he/she should not purchase;
     o Recommendation for suspension or termination if an employee is a serial violator of the Code; and
     o    A fine for late filing of a required report.

Reporting to Accessor Funds Board of Directors

Any Covered Person may report any violations of this Code or any concerns related to actions by Covered Persons relating to Accessor Funds, directly to Accessor Funds Board of Directors by emailing George Cobean at george@mcaps.com.

Appeals Process

Appeals may be made to the management committee. If an employee decides to appeal a sanction, he/she should discuss the process with his/her supervisor. Certification Initial Certification All supervised persons will be provided with a copy of the Code and must initially certify in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and
(iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended. Annual Certification All supervised persons must annually certify in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code. When completing their annual certification all Accessor Capital employees will be asked to disclose any outside employment or affiliations.

Further Information

Supervised persons should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein. Annual Review by Chief Compliance Officer The Chief Compliance Officer will review at least annually the adequacy of the Code and the effectiveness of its implementation and report to the Accessor Capital management. In addition, the Chief Compliance Officer will provide a report to the Board of Directors of Accessor Funds that describes any issues arising under the Code since the last report, including information about material violations of the code and sanctions imposed in response to such violations and whether any waivers that might be considered important to the Board were granted during the period. The Board of Directors of Accessor Funds is required to approve the Code annually as well as any material amendments to the Code.


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